                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 15, 2000

                      PEGASUS MEDIA & COMMUNICATIONS, INC.
   ---------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


     Delaware                       33-95042                  23-2778525
 -----------------              ----------------          --------------------
  (State or Other                  (Commission               (IRS Employer
   Jurisdiction                  of File Number)          Identification No.)
  Incorporation)


      c/o Pegasus Communications Management Company, 225 City Line Avenue,
                   Suite 200, Bala Cynwyd, Pennsylvania 19004
 -------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 888-438-7488
                                                            -------------------

       c/o Pegasus Communications Management Company, 100 Matsonford Road,
        5 Radnor Corporate Center, Suite 454, Radnor, Pennsylvania 19087
       -------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

         Sale of Puerto Rico Cable System. On September 15, 2000, pursuant to the terms of an Asset Purchase Agreement, MCT Cablevision, LP and Pegasus Cable Television of San German, Inc. sold the assets of their entire cable system in Puerto Rico to Centennial Puerto Rico Cable TV Corp., a subsidiary of Centennial Communications Corp., for the purchase price of $170,000,000 in cash (subject to certain adjustments). Pegasus Media & Communications, Inc., through one of its wholly-owned subsidiaries, is the indirect parent of MCT Cablevision, LP and Pegasus Cable Television of San German, Inc. The Puerto Rico cable system served approximately 57,000 subscribers and passed over approximately 170,000 homes in Aguadilla, Mayaguez, San German and surrounding communities in the western part of Puerto Rico.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Acquired or to be Acquired Businesses.

                  Not applicable.

         (b)      Pro Forma Financial Information.

                  PM&C began accounting for the Puerto Rico cable system as a discontinued operation as of December 31, 1999, and, accordingly, has disclosed and reported the net revenues and income separately from its continuing operations in previous disclosure documents filed with the Securities and Exchange Commission. On this basis, PM&C does not believe that a pro forma consolidated statement of operations is required to be included in this form 8-K. The unaudited pro forma condensed combined balance sheet as of June 30, 2000 and the notes to the unaudited pro forma condensed combined balance sheet are attached hereto.

         (c)      Exhibits.

                  2.1 Asset Purchase Agreement dated as of May 15, 2000 among Centennial Puerto Rico Cable TV Corp., Pegasus Communications Corporation, Pegasus Cable Television of San German, Inc. and MCT Cablevision, Limited Partnership (which is incorporated by reference herein to Exhibit 2.1 to Pegasus Communication Corporation's Current Report on Form 8-K dated September 15, 2000).

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PEGASUS MEDIA & COMMUNICATIONS, INC.


                                    By: /s/ Scott A. Blank
                                       -------------------------------------
                                        Name:  Scott A. Blank
                                        Title: Vice President

September 29, 2000

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

On September 15, 2000, MCT Cablevision, LP and Pegasus Cable Television of San German, Inc. jointly sold their entire interests in the Puerto Rico cable system. Pegasus Media & Communications, Inc., through one of its operating subsidiaries, is the indirect parent of MCT and PCTSG. The sale price was $170.0 million cash, subject to adjustment for accounts receivables, prepaid items and liabilities associated with the system on the date of sale.

The provided unaudited pro forma condensed combined balance sheet of PM&C as of June 30, 2000 gives effect to the sale of the Puerto Rico cable system as if the sale had occurred on June 30, 2000. The pro forma balance sheet also gives effect to the assumed write-off at June 30, 2000 of the remaining balances of intangible assets connected with the Puerto Rico cable operations that have no future benefit after the sale of the cable system.

The unaudited pro forma condensed combined balance sheet is provided for informational purposes only and is not necessarily indicative of the financial position that actually would have existed had the sale occurred on the date indicated or that may exist in the future. The pro forma adjustments are based upon available information and certain assumptions that the management of PM&C believes are reasonable in the circumstances. The ultimate use of the cash proceeds from the sale may differ from the assumptions used in the pro forma balance sheet as of June 30, 2000, where the proceeds are reflected as being invested in a money market fund.

                      Pegasus Media & Communications, Inc.
                   Pro Forma Condensed Combined Balance Sheet
                                  June 30, 2000
                                 (in thousands)
                                   (Unaudited)

                                        Historical            Adjustments         Pro Forma
                                       ------------         --------------       ------------
ASSETS

Cash and cash equivalents              $     10,758        $   165,030 (a)       $    175,788
Accounts receivable, net                     33,069               (694)(b)             32,375
Inventory                                    20,292               (725)(b)             19,567
Prepaid expenses                              6,098               (307)(c)              5,791
Other current assets                          8,043                                     8,043
                                       ------------        -----------           -----------
Total current assets                         78,260            163,304                241,564
Property and equipment, net                  51,591            (18,837)(b)             32,754
Intangibles, net                            826,934            (61,836)(d)            765,098
Other non-current assets                    173,857              3,000 (e)            176,857
                                       ------------        -----------           -----------

Total assets                           $  1,130,642        $    85,631           $  1,216,273
                                       ============        ===========           ============

LIABILITIES AND EQUITY

Accounts payable                       $      7,166                              $      7,166
Other current liabilities                    85,039        $    23,423 (f)            108,462
                                       ------------        -----------           ------------
Total current liabilities                    92,205             23,423                115,628
Long-term debt, net                         362,170                                   362,170
Program rights payable, net                   2,248                                     2,248
Deferred taxes                              115,135             (2,043)(g)            113,092
Common stock                                      2                                         2
Other stockholder's equity                  558,882             64,251 (h)            623,133
                                       ------------        -----------           ------------

Total liabilities and equity           $  1,130,642        $    85,631           $  1,216,273
                                       ============        ===========           ============

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet:
(a) Sale price of $170.0 million less adjustments to the sale price of $1.8 million, amount placed in escrow of $3.0 million and payments associated with the sale of $195,000. The net cash proceeds are expected to be primarily used to fund acquisitions and for general corporate purposes.
(b) Net book value of assets sold or amounts included in adjustments to the sale price.
(c) Net book value of assets sold of $108,000 and deferred costs connected with the sale of $199,000.
(d) Write-off of net book value of intangible assets associated with acquisitions of cable operations in Puerto Rico.
(e)  Cash proceeds from the sale placed in escrow.
(f) Net of assumed Puerto Rico capital gains and withholding taxes payable on the sale of approximately $26.0 million, less amounts included in adjustments to the sale price aggregating $2.6 million. For U.S. income tax purposes, it is assumed that any tax gain recognized on the sale is offset by available net operating loss carryforwards.
(g) Reversal of an assumed amount of deferred taxes associated with the Puerto Rico cable operations.
(h)  Assumed net after tax gain of the sale and related write-offs.

                                  Exhibit Index



      Exhibit No.                       Description
      -----------                       -----------



         2.1 Asset Purchase Agreement dated as of May 15, 2000 among Centennial Puerto Rico Cable TV Corp., Pegasus Communications Corporation, Pegasus Cable Television of San German, Inc. and MCT Cablevision, Limited Partnership (which is incorporated by reference herein to Exhibit 2.1 to Pegasus Communications Corporation's Current Report on Form 8-K dated September 15, 2000).